EXHIBIT 10

                               MATERIAL CONTRACTS

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                                 EXHIBIT 10.10

                              CONSULTING AGREEMENT


      This Consulting Agreement ("Consulting Agreement") is dated as of the 1st day of May 2001 by and between Hudson River Bancorp, Inc. (the "Company") and Harry L. Robinson (the "Consultant").

                                   WITNESSETH:

      WHEREAS, the Company desires to have the Consultant provide, and the Consultant is willing to provide the Company with, the consulting services on the terms and conditions set forth herein;

      WHEREAS, the Board of Directors of the Company is of the opinion that the consulting services of the Consultant will be of substantial value to the Company; and

      WHEREAS, to retain such Consultant's services, the Company and the Consultant have agreed to enter into this Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:

      1. Consultancy.

      (a) Subject to the provisions of Section 1(e), below, the parties hereto agree that, during the five-year period immediately following the date hereof ("Consulting Period"), the Consultant undertakes to provide his personal advice and counsel to the Company and its subsidiaries in connection with the business of the Company and its subsidiaries, including consulting with the Company regarding the operations and customer relationships of the Company, providing introductions to customers, serving as senior adviser to Hudson River Bank & Trust Company (the "Bank"), and providing general merger and acquisition advice (collectively the "Consulting Services"), subject to the terms and conditions which are set forth herein.

            (i) In no event shall the Consultant be required to provide more than 50 hours of Consulting Services in any calendar month during the Consulting Period.

            (ii) The Consultant shall provide such Consulting Services commensurate with the Consultant's prior experience as may be reasonably requested by the Chief Executive Officer of the Company from time to time and at mutually agreeable times. Such Consulting Services may be provided in person, telephonically, electronically or by correspondence.


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      (b) In consideration of the Consultant's agreement to provide Consulting
Services hereunder, during the Consulting Period, the Company shall, or shall cause one of its subsidiaries to, pay the Consultant consulting fees at the rate of $150,000 per annum, payable in monthly installments on the first business day of each month during such Consulting Period, commencing May 1, 2001.

      (c) The Company shall reimburse the Consultant or otherwise provide for or pay for all reasonable expenses (including travel expenses) incurred by the Consultant at the request of the Company, subject to such reasonable documentation as may be established by the Board of Directors of the Company. If such expenses are paid in the first instance by the Consultant, the Company shall reimburse the Consultant therefor.

      (d) During the Consulting Period, the Consultant shall be treated as an independent contractor and shall not be deemed to be an employee of the Company or any other affiliate of the Company.

      (e) If the Consultant materially breaches the terms of this Agreement, the Company shall provide written notice of such breach to the Consultant. If the breach is not cured within 30 calendar days from when the Consultant receives such notice, then the Company may terminate this Consulting Agreement by written notice of termination provided to the Consultant. Thereafter, the Consultant shall be entitled to no further compensation or benefits under the terms of this Agreement.

      2. Payment Obligation. Provided that the Consultant complies, in all material respects, with his obligations pursuant to Section 1(a) hereof, the Company's obligation to pay the Consultant the payments provided in Section 1(b) hereof during the term of this Agreement shall be absolute and unconditional and shall not be affected by any circumstances other than the Consultant's death, including, without limitation, any purported termination of this Agreement, other than pursuant to Section 1(e) hereof, set-off, counterclaim, recoupment, defense or other right which the Company may have against the Consultant or anyone else, and each and every such payment made or benefit provided shall be final and the Company shall not seek to recover all or any part of any such payment or benefit from the Consultant or from whomsoever may be entitled thereto for any reason whatsoever. If the Consultant dies during the Consulting Period, the Consulting Period shall terminate on the date of the Consultant's death and no further consulting fees shall be payable pursuant to this Agreement.


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      3. Acceleration of Payments in the Event of a Change in Control.

      (a) In the event that there shall be a Change in Control (as defined below) during the Consulting Period, then the Consultant may elect to have all of the consulting fees owed to the Consultant for the remainder of the Consulting Period under Section 1(b) hereof become immediately due and payable to the Consultant, with the payment to be made to the Consultant upon completion of the Change in Control. The Consultant shall continue to provide the Consulting Services specified in Section 1(a) hereof during the remainder of the Consulting Period, provided that (i) such obligation shall no longer include providing general merger and acquisition advice; (ii) the number of hours specified in Section 1(a)(i) hereof shall be limited to no more than 15 hours of Consulting Services in any calendar month following the Change in Control; and
(iii) the Consulting Services shall be provided from such location as the Consultant selects.

      (b) The term "Change in Control" shall mean the occurrence of any of the following events:

      (i) approval by the shareholders of the Company of a transaction that would result in the reorganization, merger or consolidation of the Company, with one or more other persons, other than a transaction following which:

            (A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

            (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

      (ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the shareholders of the Company of any transaction which would result in such an acquisition;

      (iii) a complete liquidation or dissolution of the Company or the Bank, or approval by the shareholders of the Company of a plan for such liquidation or dissolution;

      (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the Company Board do not belong to any of the following groups:


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            (A) individuals who were members of the Company Board as of the date of this Consulting Agreement; or

            (B) individuals who first became members of the Company Board after the date of this Consulting Agreement either:

                  (1) upon election to serve as a member of the Company Board by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                  (2) upon election by the shareholders of the Company Board to serve as a member of the Company Board, but only if nominated for election by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first nomination;

provided that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Company Board; or

      (v) any event which would be described in Section 3(b)(i), (ii), (iii) or
(iv) if the term "Bank" were substituted for the term "Company" therein and the term "Bank Board" were substituted for the term "Company Board" therein.

In no event, however, shall a Change in Control be deemed to have occurred as a result of the acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them by the Company, the Bank or any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this Section 3(b), the term "person" shall have the meaning assigned to it under Sections 13(d)(3) or 14(d)(2) of the Exchange Act.

      4. Successors and Assigns. This Consulting Agreement will inure to the benefit of and be binding upon the Consultant and the Company, including any successor to the Company by merger or consolidation or any other change in form or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred. This Consulting Agreement may not be assigned by any party hereto without the consent of the other party.

      5. Notices. Any communication to a party required or permitted under this Consulting Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed,

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postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party or parties, as applicable:


      If to the Consultant:

      Harry L. Robinson
      110 Manor Avenue
      Cohoes, New York 12047

      If to the Company:

      Hudson River Bancorp, Inc.
      One Hudson City Centre
      Hudson, New York  12534
      Attention:  Carl A. Florio
                  President and Chief Executive Officer

      6. Severability. A determination that any provision of this Consulting Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

      7. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of this Consulting Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

      8. Counterparts. This Consulting Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Consulting Agreement.

      9. Governing Law. This Consulting Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

      10. Headings. The headings of sections in this Consulting Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Consulting Agreement, unless otherwise stated.


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      IN WITNESS WHEREOF, the Company and the Consultant have entered into this
Consulting Agreement as of the day and year first above written.

                                            HUDSON RIVER BANCORP, INC.


                                            By: /s/ Carl A. Florio
                                               --------------------------------
                                               Carl A. Florio, President and
                                                   Chief Executive Officer

                                            CONSULTANT


                                            By: /s/ Harry L. Robinson
                                               --------------------------------
                                               Harry L. Robinson